                                Warrants to Purchase

                                   676,566 Shares

                                  of Common Stock

                                GUITAR CENTER, INC.

                               UNDERWRITING AGREEMENT
                               ----------------------

                                                       June 3, 1998

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172

Dear Sirs:

          The stockholders of Guitar Center, Inc., a Delaware corporation (the "Company"), named in Schedule I hereto (collectively, the "Selling Stockholders"), severally propose to sell warrants (the "Warrants") to purchase an aggregate of 676,566 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") to Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter").

          1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 (File no. 333-53269) including a prospectus relating to the Warrants and the Shares (collectively, the "Securities"), which has been declared effective. The registration statement, as amended, and the offering thereunder from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus constituting a part of the Registration Statement, together with the final prospectus supplement relating to the offering of the Shares (including any prospectus subject to completion meeting the requirements of Rule 434(b), under the Act provided by the Company with any term sheet meeting the requirements of Rule 434(b) as the prospectus provided to meet the requirements of Section 10(a) of the Act), in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." As used herein, the terms Registration Statement and Prospectus shall be deemed to include documents incorporated by reference therein.

          2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Selling Stockholder agrees, severally and not jointly, to sell the number of Warrants representing the number of shares of Common Stock set forth opposite such Selling Stockholder's name in
Schedule I hereto and (ii) the Underwriter agrees to purchase from each Selling Stockholder at an aggregate purchase price of $16,400,881.25 (the "Purchase Price") such number of Warrants.

          3. TERMS OF PUBLIC OFFERING. The Company and the Selling Stockholders are advised by the Underwriter that it proposes (i) to exercise the Warrants and make a public offering of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          4. DELIVERY AND PAYMENT. Delivery to the Underwriter of and payment for the Warrants, and issuance of the Shares upon exercise thereof, shall occur at 10:00 A.M., New York City time, on the third or fourth business day (the "Closing Date") unless otherwise permitted by the Commission pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") following the date of the initial public offering, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California. The Closing Date and the location of delivery of and the form of payment for the Shares may be varied by agreement between you and the Selling Stockholders.

          Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the


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

Closing Date. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date with any transfer taxes thereon duly paid by the Selling Stockholder, for your account against payment of the Purchase Price therefor by wire transfer of federal or other immediately available funds to the respective account of each Selling Stockholder as shall be specified in writing by the Selling Stockholders, no later than the Business Day immediately preceding the Closing Date.

          5.   AGREEMENTS OF THE COMPANY.  The Company agrees with you:

               (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel in connection with the registration and delivery of the Securities under the Act and all other fees and expenses incurred by or on behalf of the Company in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriter and dealers in the quantities specified herein, (ii) all costs and expenses incurred by or on behalf of the Company related to the transfer and delivery of the Securities to the Underwriter, excluding any transfer or other taxes payable thereon, (iii) all costs incurred by or on behalf of the Company related to the printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriter in connection with such registration or qualification and memoranda relating thereto) (not to exceed $10,000), (v) the filing fees and disbursements of counsel for the Underwriter in connection with the review and clearance of the offering of the

Securities by the National Association of Securities Dealers, Inc. (not to exceed $5,000), (vi) all fees and expenses, if any, in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the Nasdaq National Market, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, (ix) all other costs and expenses of the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood that, except as provided in sections 8 and 12 and the foregoing clauses (iv) and (v), the Underwriter will pay all of its own costs and expenses, including the fees of its counsel and any advertising expenses connected with the offers they make.

               (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

               (c) To furnish to you, without charge, one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

               (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434) of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule
434) which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its commercially reasonable efforts to cause the same to become promptly effective.

               (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriter a prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, to furnish to the Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as the Underwriter or dealer may reasonably request.

               (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriter it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to the Underwriter and to such dealers as you shall specify, such number of copies thereof as the Underwriter or dealers may reasonably request; provided, however, if the event that has occurred that requires such supplement or amendment is a "Material Transaction" as defined in Section 2.6 of the Registration Agreement dated as of June 5, 1996 among the Company and certain of the Selling Stockholders, then the Company shall prepare and file such supplement or amendment within 90 days of such event; it being understood that if, at any time, the Company advises the Underwriter and the Selling Stockholders in writing that the Prospectus needs to be supplemented or amended, the Underwriter and the Selling Stockholders will cease offering any Warrants or Shares for sale pursuant to the Prospectus (or otherwise) until the Prospectus has been supplemented or amended, and following the preparation and filing of such supplement or amendment, the Underwriter and the Selling Stockholders shall only offer Warrants or Shares for sale pursuant to the Prospectus, as supplement or amended.


               (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriter in connection with the registration or qualification of the Shares for offer and sale by the Underwriter and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not already subject generally to service of process or so qualified.

               (h) To use its commercially reasonable efforts to do and perform in all material respects all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy in all material respects all conditions precedent to the delivery of the Shares.

          6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriter that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

               (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter or any Selling Stockholder furnished to the Company in writing by the Underwriter or any Selling Stockholder expressly for use therein.

               (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each registration statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (d) Each of the Company and its subsidiaries as defined in Rule 405 of Regulation C under the Act (each a "Subsidiary") has been duly incorporated or formed, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or as a partnership duly formed and has the corporate or partnership power and authority, as the case may be, to carry on its business as it is currently being conducted and to own, lease and operate its properties as described in the Registration Statement and Prospectus, and each corporate Subsidiary is duly qualified and is in good standing as a foreign corporation and each Subsidiary is authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification or authorization, except here the failure to be so qualified and be in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, or financial or other condition of the Company and its Subsidiaries, considered as a whole.

               (e) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

               (f) The Warrants have been duly authorized by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (assuming due authorization, execution and delivery by any other party thereto), subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity.)

               (g) The Shares have been duly authorized for issuance by the Company, have been reserved for issuance upon the exercise of the Warrants and, when issued upon exercise of the Warrants in accordance with the terms thereof (including the payment of the exercise price therefor, whether in cash or in Shares), will be validly issued, fully paid and nonassessable. All Shares, upon issuance, will be free of preemptive or similar rights.

          7. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally represents and warrants to the Underwriter that:

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               (a)  Such Selling Stockholder is the lawful owner of the Warrants to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will own such Warrants free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

               (b) Upon delivery of and payment for such Warrants pursuant to this Agreement, ownership of such Warrants will pass to the Underwriter free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

               (c) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Warrants in the manner provided herein, and this Agreement has been duly authorized, executed and delivered by such Selling Stockholder and this Agreement is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

               (d) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

               (e) The execution, delivery and performance of this Agreement by such Selling Stockholder, compliance by such Selling Stockholder with all the provisions thereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, organizational documents of such Selling

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Stockholder, if not an individual, or any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or property of such Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder.

               (f) Such parts of the Registration Statement under the caption "Selling Stockholders" which specifically relate to such Selling Stockholder do not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of circumstances under which they were made, not misleading.

               (g) At any time during the period described in paragraph 5(d) hereof, if there is any change in the information referred to in paragraph 7(f) above, the Selling Stockholders will promptly notify you of such change.

          8. INDEMNIFICATION. (a) The Company hereby agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein; provided however, that the foregoing indemnification with respect to any preliminary prospectus delivered to a person asserting any such loss, claim, damage, liability or judgment who purchased Shares shall not inure to the benefit of the

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Underwriter or any person controlling the Underwriter, if a copy of the
Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

               (b) The Selling Stockholders hereby severally and not jointly agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that such agreement of each Selling Stockholder to indemnify and hold harmless shall be limited to losses, claims, damages, liabilities or judgments caused by any untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of such Selling Stockholder expressly for use in the Registration Statement; PROVIDED, FURTHER, that the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by such Selling Stockholder from the sale of such Selling Stockholder's Shares hereunder.

               (c) In case any action shall be brought against the Underwriter or any person controlling the Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or the Selling

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Stockholders, the Underwriter shall promptly notify the Company and the Selling
Stockholders in writing and the Company and/or the Selling Stockholders shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company and/or the Selling Stockholders shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the Company or any Selling Stockholder, as the case may be, and the Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Selling Stockholders, as the case may be (in which case the Company and the Selling Stockholders shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person, it being understood, however, that the Company and the Selling Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Underwriter and its controlling persons, which firm shall be designated in writing by the Underwriter and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Neither the Company nor a Selling Stockholder shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent, the Company and/or such Selling Stockholder agrees to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss or liability by reason of such settlement, subject in the case of the Selling Stockholders to the limits set forth in subsection (b) above. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such reasonable fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without a written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party for reasonable fees and expenses incurred that have not been disputed in writing by such indemnifying party, in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or has a right under this Agreement or at law to be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, controlling such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity to the Underwriter but only with reference to information relating to the Underwriter furnished in writing by Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or and person controlling the Company or any Selling Stockholder or any person controlling such Selling Stockholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company and/or the Selling Stockholders (except that if the Company or any Selling Stockholder shall have assumed the defense thereof, the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), and the Company, its directors, any such officers and any person controlling the Company and the Selling Stockholders and any person controlling such Selling Stockholders shall have the rights and duties given to the Underwriter, by Section 8(c) hereof.

               (e) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders and the Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, (a) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (b) no Selling Stockholder shall be required to contribute any amount in excess of the amount of the aggregate purchase price received by such Selling Stockholder for the sale of such Selling Stockholder's Shares hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Stockholders' obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective number of such Selling Stockholder's Shares sold hereunder.

          9. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

               (a) All the representations and warranties of the Company contained in this Agreement that are modified as to materiality shall be true and correct on the Closing Date and all representations and warranties that are not modified as to materiality shall be true and correct in all material respects on the Closing Date, in each case with the same force and effect as if made on and as of the Closing Date.

               (b) At the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

               (c)(i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management or operations, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material change, or any development involving a prospective material adverse change, in the capital stock (except pursuant to existing stock option plans as in effect prior to the date hereof) or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus,
(iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Larry Thomas and Bruce Ross, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b), and (c) of this Section 8.

               (d) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

               (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriter), dated the Closing Date, of Latham & Watkins, outside counsel for the Company, to the effect that:

                    i) this Agreement has been duly authorized, executed and delivered by the Company;

                    ii) such counsel has been advised by the Commission by telephone that the Registration Statement has become effective under the Act, and to such counsel's knowledge after due inquiry no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

                    iii) the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties as described in the Prospectus;

                    iv) all the outstanding shares of Common Stock have been duly authorized and validly issued and, to such counsel's knowledge, are fully paid, non-assessable and not subject to any preemptive rights;

                    v) the Warrants have been duly authorized by the Company and constitute legally, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law and to such other conditions set forth in such counsel's opinion that are reasonably acceptable to the Underwriter's counsel);

                    vi) the Shares have been duly authorized and reserved for issuance upon exercise of the Warrants, and, when issued upon exercise of the Warrants in accordance with their terms (including payment of the exercise price therefor), will be validly issued, fully paid and nonassessable and to such counsel's knowledge, the issuance of such Shares is not subject to any preemptive rights in favor of any other person; and

                    vii)(1) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements, schedules and other financial data as to which no opinion need be expressed), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the

Commission thereunder, (2) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial data, as aforesaid) comply as to form in all material respects with the Act. In passing on compliance as to form, such counsel may assume that statements made in the Registration Statement, the Prospectus and the documents incorporated by reference therein are correct and complete.

          In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives for the Selling Stockholders and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus and has not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the documents incorporated by reference therein), as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, schedules and other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.

               (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriter), dated the Closing Date, of counsel to the Selling Stockholders to the effect that:

                    i) this Agreement has been duly authorized, executed and delivered by such Selling Stockholder;

                    ii) the execution, delivery and performance of this Agreement by such Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any California or Federal court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or partnership agreement, as the case may be, of such Selling Stockholder;

                    iii) the Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Warrants to be sold by it in the manner provided in this Agreement; and

                    iv) such Selling Stockholder will be, immediately prior to the closing on the Closing Date, the sole registered owner of the Warrants to be sold by such Selling Stockholder at such time pursuant to this Agreement; upon delivery and payment for such Warrants, and assuming the Underwriter acquired such Warrants without notice of any adverse claim, the Underwriter will acquire all rights and interests in such Warrants free of any adverse claim.

               (g) You shall have received letters on and as of the Closing Date, in form and substance satisfactory to you, from each of Ernst & Young LLP and KPMG Peat Marwick, LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letters delivered to you by each such accountant on the date of this Agreement.

               (h) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

          10. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution of this Agreement.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions the effect of which on the financial markets of the United States or elsewhere, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus,
(iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market or limitation on prices for securities on any such exchange or the National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its Subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          11. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally agrees with you and the Company:

          (a) To pay or to cause to be paid all transfer taxes with respect to the Warrants to be sold by such Selling Stockholder; and

          (b) To take all reasonable actions in cooperation with the Company and the Underwriter to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Warrants pursuant to this Agreement.

          12. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a)if to the Company, to Guitar Center, Inc., 5155 Clareton Drive, Agoura Hills, California 91301, (b) if to the Selling Stockholders, to DLJ Merchant Banking Partners, L.P., 277 Park Avenue, New York, New York 10172, Attention: Ivy Dodes, Esq. and (c) if to the Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Selling Stockholders, the Company, its officers and directors and of the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or by or on behalf of the Selling Stockholders, the officers or directors of the Company or any controlling person of the Company or the Selling Stockholders, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriter, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any rights under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriter merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriter.


                                   Very truly yours,

                                   GUITAR CENTER, INC.


                                   By: /s/ BRUCE L. ROSS
                                      -----------------------------
                                      Name: Bruce L. Ross
                                      Title: Chief Financial Officer


                                   DLJ MERCHANT BANKING PARTNERS, L.P.
                                   By: DLJ Merchant Banking, Inc.

                                   By: /s/ IVY DODES
                                      -----------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President


                                   DLJ INTERNATIONAL PARTNERS, C.V.
                                   By: DLJ Merchant Banking, Inc.

                                   By: IVY DODES
                                      -----------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President


                                   DLJ MERCHANT BANKING FUNDING, Inc.
                                   By: DLJ Merchant Banking, Inc.

                                   By: /s/ IVY DODES
                                      -----------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President


                                   DLJ FIRST ESC, L.P.
                                   By: DLJ LBO Management Corporation

                                   By: /s/ IVY DODES
                                      -----------------------------
                                      Name: Ivy Dodes
                                      Title: Vice President

                                   DLJ OFFSHORE PARTNERS, C.V.


                                   By:
                                      -----------------------------
                                      Name:
                                      Title:



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION



     By:
        -----------------------------
        Name:
        Title:

                                     SCHEDULE I
                                 SELLING STOCKHOLDERS

                                                                         SHARES
                                                                     UNDERLYING THE
                                                                        WARRANTS
DLJ Merchant Banking Partners, L.P.                                      314,217
DLJ International Partners, C.V.                                         151,962
DLJ Merchant Banking Funding, Inc.                                       121,386
DLJ First ESC, L.P.                                                       80,921
DLJ Offshore Partners, C.V.                                                8,080
                                                                  --------------
                                                                         676,566